Exhibit 99.1

Twilio Completes Acquisition of Segment, the Market-leading Customer Data Platform

Addition of Segment’s CDP to Twilio’s Customer Engagement Platform Gives Businesses a Single View of the Customer Across Channels

Enables Organizations to Create Personalized, Timely, and Impactful Customer Experiences to Deepen Relationships with Consumers

Flexible APIs Give Developers the Freedom to Connect and Contextualize Data Sources to Better Inform Customer Engagement

SAN FRANCISCO — (BUSINESS WIRE) — Twilio (NYSE: TWLO), the leading cloud communications platform, today announced the successful completion of its previously announced acquisition of Segment, the market-leading customer data platform. This transaction is valued at approximately $3.2 billion in Twilio Class A common stock, on a fully diluted and cash free, debt free basis.

“Nearly every company is focused on acquiring, retaining and growing their customer relationships through digital engagement,” said Jeff Lawson, co-founder and CEO of Twilio. “However, the biggest impediment to great digital engagement are the data silos that prevent companies from truly understanding their customers. With the addition of Segment, Twilio’s Customer Engagement Platform now enables companies to both understand their customer, and engage with them digitally — the combination is key to building great digital experiences.”

Segment will become a division of Twilio and will continue to be led by Segment CEO Peter Reinhardt, reporting to Lawson.

“Exceptional customer engagement requires not only high-quality data, but the infrastructure to activate those insights across every channel and customer interaction,” said Peter Reinhardt, co-founder and CEO of Segment. “By bringing Twilio and Segment together, we will help businesses build a foundation of actionable insights critical to engaging with customers based on their needs and preferences to deliver a positive, seamless and effective customer experience.”

Together, this acquisition will provide developers and companies:

•	Unparalleled insight into the way customers interact across channels to create a single, unified view of the customer journey.

•	The ability to break down data silos to help businesses make their customer engagement more personalized, timely and impactful across channels.

•	Access to the world’s leading cloud communications platform to more effectively manage customer communications including SMS, Messaging, Voice, Video, Email, Internet of Things (IoT) and more.

•	A flexible API that allows developers to connect sources of customer data, such as web or mobile apps, with analytics tools, without having to write new code.

•	A steady supply of quality, high velocity first-party data that easily integrates into existing systems.

•	A single platform with views for the marketer, the contact center agent, the product teams and the developers that reveal data-driven insights to serve their individual needs.

“Customer engagement doesn’t begin or end at the arbitrary lines between internal departments,” said Nicole France, Vice President and Principal Analyst at Constellation Research. “Companies that recognize the central role of customer experience to their success are striving to unify customer engagement regardless of communication channel or the parts of the organization involved. They need better platforms to help them do so. That’s why the combination of Twilio and Segment holds so much promise. The two companies have complementary capabilities and comparable technical depth to support personalized, tailored customer experiences. While many customer data platforms primarily serve marketers, a Twilio-Segment platform that begins with a customer service perspective and incorporates both data and communications has the potential to unify capabilities far beyond marketing.”

“Twilio’s acquisition of Segment will help customers better address the increasingly digital-first nature of customer engagement, and help deliver digital journey information to agents when live interactions are required,” said Sheila McGee-Smith, President & Principal Analyst, McGee-Smith Analytics. “This is especially important for B2C customers who need a single view of their customer to make customer engagement across every channel more personalized, timely, and impactful.”

Twilio intends to provide financial updates on its fourth quarter earnings call. Morgan Stanley & Co. LLC served as exclusive financial advisor to Twilio and Cooley LLP as legal advisor. Qatalyst Partners served as exclusive financial advisor to Segment and Goodwin Procter LLP as legal advisor.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. The words such as “will,” “expected,” “could,” and similar phrases that denote future expectations or intent are intended to identify forward-looking statements, including statements regarding the expected benefits of combining Twilio’s cloud communications platform with Segment’s customer data platform for businesses and developers. You should not rely upon forward-looking statements as predictions of future events. These statements are based on management’s current expectations, assumptions, estimates and beliefs. While Twilio believes these expectations, assumptions, estimates and beliefs are reasonable, such forward-looking statements are only predictions, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: adverse changes in general economic or market conditions; Twilio’s ability to adapt its products to meet evolving market and customer demands; Twilio’s ability to effectively manage its growth; Twilio’s ability to compete effectively in an intensely competitive market; any failure to fully realize the anticipated benefits of the acquisition of Segment; any failure to achieve expected synergies and efficiencies of operations as a result of the acquisition; the ability of Twilio to successfully integrate Segment’s technology, products, personnel and operations; any failure to timely develop and achieve market acceptance of the combined Twilio and Segment platforms; the loss of any Segment customers; and Twilio’s ability to retain and motivate key employees of Segment.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date such statements are made. Except as required by law, Twilio undertakes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

About Twilio

Millions of developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, video, and email by virtualizing the world’s communications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer’s toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.

Contacts

Investor Contact:

Andrew Zilli

ir@twilio.com

or

Media Contact:

Carolyn Bos

press@twilio.com

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